Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-42628, effective July 31, 2000, and Registration Statement on Form S-8 No. 333-151782, effective June 19, 2008, of Capital Bank Corporation of our report dated June 25, 2012 relating to the financial statements and supplemental schedule of Capital Bank 401(k) Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Miami, Florida
June 25, 2012